Exhibit 10.48

WAIVER
to
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

           WAIVER dated January 5, 2009 (“Waiver”) to AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT made as of the 25th day of May, 2004 and amended as of December 17, 2007 and May 12, 2008 (as so amended, the “Credit Agreement”) by and among THE SHERIDAN GROUP, INC., a Maryland corporation (“Borrower”), BANK OF AMERICA, N.A. (the “Bank”), individually, as Administrative Agent, Issuer and a Lender, and the other Lenders under the Credit Agreement.

RECITALS:

           WHEREAS, Borrower, Lenders and Bank are party to the Credit Agreement; and

           WHEREAS, all capitalized terms used in this Waiver, unless otherwise defined herein, shall have the meanings ascribed thereto in the Credit Agreement; and

           WHEREAS, Borrower wishes to pay a cash dividend (the “Dividend”) and/or make a loan (the “Parent Loan,” and, with the Dividend, the “Borrower Transaction”) to the Parent in the aggregate amount of up to $14,000,000;

           NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

           1.           Waiver.  The Agent and the Lenders agree that Borrower may consummate the Borrower Transaction notwithstanding Sections 7.03(a)(as it relates to Section 8.11), 8.11, 11.03, 11.04 and 11.05 of the Credit Agreement, provided that, on or before consummation of the Borrower Transaction:

(a)            the Borrower delivers to the Agent a solvency certificate giving effect thereto, in the form attached hereto as Exhibit A;

(b)            the Parent shall use the entire cash proceeds of the Dividend and Parent Loan solely to purchase capital stock in the Parent owned by Participatiemaatschappij Giraffe B.V. and to pay related expenses in connection therewith; and

(c)            the Borrower pays to the Agent for the account of the Lenders an Waiver fee in the amount of $75,000 and pays all legal fees of Agent’s counsel in connection with the Waiver.

           2.           Representations Relating to Dividend.  Borrower hereby represents and warrants to the Agent and the Lenders that:

(a)            Borrower has all necessary corporate power and authority to enter into the Borrower Transaction, and the Borrower Transaction has been approved by all necessary corporate action on the part of Borrower and would not breach or violate any statute, law, rule, regulation, agreement or order applicable to or binding upon Borrower, including without limitation the corporate law of the State of Maryland relating to the payment of dividends, and

(b)            Parent has all necessary corporate power and authority to enter into the transactions relating to the purchase of its capital stock, and such transactions have been approved by all necessary corporate action on the part of Parent and would not breach or violate any statute, law, rule, regulation, agreement or order applicable to or binding upon Parent, including without limitation the corporate law of the State of Delaware relating to the repurchase of capital stock.

           3.           Representations Relating to Loan Documents.  The Borrower certifies that all representations and warranties of the Loan Parties contained in the Loan Documents, including without limitation the schedules thereto (other than Section 8.11), are true, correct and complete in all material respects on and as of the date hereof, and that all covenants and agreements made in the Loan Documents required to have been complied with and fulfilled by the Loan Parties as of the date hereof have been complied with and fulfilled in all material respects, and that no Default or Event of Default is in existence on the date hereof.

           4.           Ratification.  Other than as specifically set forth herein, the Borrower hereby ratifies and confirms the Loan Documents and all instruments and agreements relating thereto, and confirms that (a) all of the foregoing remain in full force and effect, (b) each of the foregoing is enforceable against the Borrower in accordance with its terms, and (c) the Borrower has no defenses, claims or setoffs relative to the Loan Documents or its obligations thereunder.

           5.           Authority and Enforceability.  Borrower hereby represents that it has full corporate power and authority to execute, deliver and perform this Waiver.

           6.           Miscellaneous.  Article 15 of the Credit Agreement is incorporated herein by this reference and shall apply to this Waiver.  Execution of this Waiver shall not constitute an agreement by the Bank, the Agent or the Lenders to execute any other waiver, amendment  or modification of the Loan Documents.

           7.           Counterparts; Electronic Execution.  This Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Waiver.  Delivery of an executed counterpart of this Waiver by telefacsimile or by electronic transmission in “pdf” or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Waiver.  Any party delivering an executed counterpart of this Waiver by telefacsimile or electronic transmission also shall promptly deliver an original executed counterpart of this Waiver but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

[signature page follows]

           IN WITNESS WHEREOF, the parties hereto have executed this Waiver, or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Robert M. Jakobe
Chief Financial Officer
11311 McCormick Road, Suite 260
Hunt Valley, Maryland 21031-1437

Phone: (410) 785-7277
Fax: (410) 785-7217
E-Mail: bjakobe@tsg.sheridan.com

[signature page for Waiver]

AGENT AND LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Christian Barrow
Christian Barrow
Senior Vice President

Mail Stop: PA7-188-11-01
1600 John F. Kennedy Blvd.
4 Penn Center, Suite 1100
Philadelphia, PA 19103
Phone: (267) 675-0109
Fax: (212) 548-8911
E-Mail: christian.d.barrow@bankofamerica.com

[signature page for Waiver]

LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Lisa Sechler
Lisa Sechler, Assistant Vice President
Wachovia Bank, N.A.
7 Saint Paul Street, 2nd Floor
Baltimore, MD 21202

Phone: (401) 332-5212
Fax: (401) 244-1236
E-Mail: lisa.sechler@wachovia.com

[signature page for Waiver]